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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                 ENAMELON, INC.
             (Exact name of Registrant as Specified in its Charter)



         Delaware                                           333-06455
(State of Incorporation or Organization)                  (IRS Employer
                                                            Identification no.)


15 Kimball Avenue, Yonkers, New York                             10704
(Address of Principal Executive Offices)                         (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                      Name of Each Exchange on Which
         to be so Registered                      Each Class is to be Registered

            None


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Shares, $.001 par value
                                (Title of Class)
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Item 1.           Description of Registrant's Securities to be Registered.

                  The information appearing in the section entitled "Description of Securities" contained on pages 39-40 of the Registrant's Registration Statement on Form S- 1/Amendment No. 2 (File No. 333-06455) as filed with the Securities and Exchange Commission on September 18, 1996, is hereby incorporated by reference.

Item 2.           Exhibits.

                  1. Certificate of Incorporation of the Registrant, as amended.*

                  2.       Amended and Restated By-laws of the Registrant.*

                  3. Specimen Copy of Stock Certificate for shares of Common Stock.




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*Pursuant to Rule 12b-32 of the Securities Exchange Act of 1934, this document is incorporated by reference to the Company's Registration Statement on Form S-1 as originally filed with the Commission on June 19, 1996.


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                                S I G N A T U R E


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        ENAMELON, INC.


Date: October 21, 1996                  By:  /s/ Steven R. Fox
     -------------------                   -------------------
                                                 Steven R. Fox
                                                 Chairman




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